Invesco PowerShares

PowerShares
Xchange Traded Notes™

DAG PowerShares DB **Agriculture Double Long** ETN
AGF PowerShares DB **Agriculture Long** ETN
ADZ PowerShares DB **Agriculture Short** ETN
AGA PowerShares DB **Agriculture Double Short** ETN

Filed pursuant to Rule 433
Registration Statement No. 333-162195
Dated Sept. 29, 2009
ETN & index data as of June 30, 2009

Description

The PowerShares DB Agriculture Double Long Exchange Traded Note (Symbol: DAG), PowerShares DB Agriculture Long Exchange Traded Note (Symbol: AGF), PowerShares DB Agriculture Short Exchange Traded Note (Symbol: ADZ) and PowerShares DB Agriculture Double Short Exchange Traded Note (Symbol: AGA) (collectively, the "PowerShares DB Agriculture ETNs") are the first exchange-traded products that provide investors with a cost-effective and convenient way to take a short or leveraged view on the performance of the agriculture sector.

All of the PowerShares DB Agriculture ETNs are based on a total return version of the Deutsche Bank Liquid Commodity Index – Optimum Yield Agriculture™, which is composed of corn, wheat, soybean and sugar futures contracts.

PowerShares DB Agriculture ETN & Index Data

Ticker symbols	
Agriculture Double Long	DAG
Agriculture Long	AGF
Agriculture Short	ADZ
Agriculture Double Short	AGA
Intraday indicative value symbols	
Agriculture Double Long	DAGIV
Agriculture Long	AGFIV
Agriculture Short	ADZIV
Agriculture Double Short	AGAIV
CUSIP symbols	
Agriculture Double Long	25154H558
Agriculture Long	25154H533
Agriculture Short	25154H541
Agriculture Double Short	25154H566
Details	
ETN price at initial listing	$25.00
Inception date	4/14/08
Maturity date	4/1/38
Yearly investor fee	0.75%
Listing exchange	NYSE Arca
Index symbol	DBLCYEAG
Issuer	
Deutsche Bank AG, London Branch	
Long-term Unsecured Obligations	

Index History[1] (Growth of $10,000 since July 31, 2006)


DAG (Index +2x levered)
AGF (Index +1x levered)
ADZ (Index -1x levered)
AGA (Index -2x levered)
$30k
$20k
$10k
$0
'06
'07
'08
'09
$10,563
$8,582
$8,422
$5,557

ETN Performance & Index History (%)[1]

	1 Year	3 Year	5 Year	10 Year	ETN Inception
ETN Performance					
Agriculture Double Long	-65.56	–	–	–	-56.94
Agriculture Long	-37.89	–	–	–	-30.63
Agriculture Short	45.70	–	–	–	30.71
Agriculture Double Short	95.35	–	–	–	55.50
Index History					
Deutsche Bank Liquid Commodity Index – Optimum Yield Agriculture **+2x Levered**	-65.56	–	–	–	-56.94
Deutsche Bank Liquid Commodity Index – Optimum Yield Agriculture **+1x Levered**	-37.89	–	–	–	-30.63
Deutsche Bank Liquid Commodity Index – Optimum Yield Agriculture **-1x Levered**	45.70	–	–	–	30.71
Deutsche Bank Liquid Commodity Index – Optimum Yield Agriculture **-2x Levered**	95.35	–	–	–	55.50
Comparative Indexes[2]					
S&P 500	-26.21	–	–	–	-26.01
Barclays Capital U.S. Aggregate	6.05	–	–	–	4.78

Source: DB, Bloomberg

[1] Index history is for illustrative purposes only and does not represent actual PowerShares DB Agriculture ETN performance. The inception date of the Deutsche Bank Liquid Commodity Index - Optimum Yield Agriculture™ is July 12, 2006. Index history is based on a combination of the monthly returns from the Deutsche Bank Liquid Commodity Index – Optimum Yield Agriculture Excess Return™ (the "Agriculture Index") plus the monthly returns from the DB 3-Month T-Bill Index (the "T-Bill Index"), resetting monthly as per the formula applied to the PowerShares DB Agriculture ETNs, less the investor fee. The Agriculture Index is intended to reflect changes in the market value of certain agriculture futures contracts on corn, wheat, soybeans and sugar. The T-Bill Index is intended to approximate the returns from investing in 3-month United States Treasury bills on a rolling basis.

Index history does not reflect any transaction costs or expenses. Indexes are unmanaged, and you cannot invest directly in an index. **PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS.** For current index and PowerShares DB Agriculture ETN performance, go to dbfunds.db.com/notes.

powersharesetns.com | dbfunds.db.com/notes 800 983 0903 | 877 369 4617

DAG	PowerShares DB **Agriculture Double Long** ETN
AGF	PowerShares DB **Agriculture Long** ETN
ADZ	PowerShares DB **Agriculture Short** ETN
AGA	PowerShares DB **Agriculture Double Short** ETN

Index data as of June 30, 2009

Volatility (%)[1,2]	Index +2x	Index +1x	Index -1x	Index -2x
1 Year	58.98	29.44	29.63	59.16

1-Year Historical Correlation[1,2]	Index +2x	Index +1x	Index -1x	Index -2x
S&P 500	0.206	0.208	-0.204	-0.206
Barclays Capital U.S. Aggregate	0.180	0.180	-0.177	-0.177

Annual Index Performance (%)[1]	Index +2x	Index +1x	Index -1x	Index -2x
2006	24.07	14.89	-7.78	-20.39
2007	59.30	30.21	-19.57	-39.63
2008	-44.38	-19.36	9.52	3.81
2009 YTD	-8.60	-3.07	-0.51	-3.94

What are the PowerShares DB Agriculture ETNs?

The PowerShares DB Agriculture ETNs are senior unsecured obligations issued by Deutsche Bank AG, London Branch that are linked to a total return version of the Deutsche Bank Liquid Commodity Index – Optimum Yield Agriculture™. The index is designed to reflect the performance of certain agriculture futures contracts on corn, wheat, soybeans and sugar.

Investors can buy and sell the PowerShares DB Agriculture ETNs at market price on the NYSE Arca exchange or receive a cash payment at the scheduled maturity or early redemption based on the performance of the index less investor fees. Investors may redeem the PowerShares DB Agriculture ETNs in blocks of no less than 200,000 securities and integral multiples of 50,000 securities thereafter, subject to the procedures described in the pricing supplement, which may include a fee of up to $0.03 per security.

Benefits & Risks of PowerShares DB Agriculture ETNs

ETNs are some of the more benefit-rich investment vehicles available in the marketplace today.

Benefits

- Leveraged and short notes
- Relatively low cost
- Intraday access
- Listed
- Transparent
- Tax treatment[3]

Risks

- Non-principal protected
- Leveraged losses
- Subject to an investor fee
- Limitations on repurchase
- Concentrated exposure
- Credit risk of the issuer

[2] The S&P 500® Index is an unmanaged index used as a measurement of change in stock market conditions based on the performance of a specified group of common stocks. The Barclays Capital U.S. Aggregate Bond Index™ is an unmanaged index considered representative of the U.S. investment-grade, fixed-rate bond market. Correlation indicates the degree to which two investments have historically moved in the same direction and magnitude. Volatility is the annualized standard deviation of monthly index returns.

[3] Deutsche Bank AG, London Branch, Invesco PowerShares and their affiliates do not provide tax advice, and nothing contained herein should be construed to be tax advice. Please be advised that any discussion of U.S. tax matters contained herein (including attachments) (i) is not intended or written to be used, and cannot be used, by you for the purpose of avoiding U.S. tax-related penalties and (ii) was written to support the promotion or marketing of the transactions or matters addressed herein. Accordingly, you should seek advice based on your particular circumstances from an independent tax advisor.

Long, Short, and **Leveraged** exposure to commodities has never been easier.℠

Deutsche Bank AG, London Branch has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents filed by Deutsche Bank AG, London Branch for more complete information about the issuer and this offering. You may get these documents for free by visiting powersharesetns.com | dbfunds.db.com/notes or EDGAR on the SEC website at www.sec.gov. Alternatively, you may request a prospectus by calling 800.983.0903 | 877.369.4617, or you may request a copy from any dealer participating in this offering.

The PowerShares DB Agriculture ETNs are not suitable for all investors and should be utilized only by sophisticated investors who understand leverage risk and the consequences of seeking monthly leveraged investment results, and who intend to actively monitor and manage their investments. ***Investing in the ETNs is not equivalent to a direct investment in the index or index components because the current principal amount (the amount you invested) is reset each month, resulting in the compounding of monthly returns. The principal amount is also subject to the investor fee, which can adversely affect returns. The amount you receive at maturity (or upon an earlier repurchase) will be contingent upon each monthly performance of the index during the term of the securities.*** **There is no guarantee that you will receive at maturity, or upon an earlier repurchase, your initial investment back or any return on that investment. Significant adverse monthly performances for your securities may not be offset by any beneficial monthly performances.**

The PowerShares DB Agriculture ETNs are senior unsecured obligations of Deutsche Bank AG, London Branch, and the amount due on the PowerShares DB Agriculture ETNs is dependent on Deutsche Bank AG, London Branch's ability to pay. The PowerShares DB Agriculture ETNs are riskier than ordinary unsecured debt securities and have no principal protection. Risks of investing in the PowerShares DB Agriculture ETNs include limited portfolio diversification, uncertain principal repayment, trade price fluctuations, illiquidity and leveraged losses. Investing in the PowerShares DB Agriculture ETNs is not equivalent to a direct investment in the index or index components. The investor fee will reduce the amount of your return at maturity or upon redemption of your PowerShares DB Agriculture ETNs even if the value of the relevant index has increased. If at any time the redemption value of the PowerShares DB Agriculture ETNs is zero, your investment will expire worthless.

The PowerShares DB Agriculture ETNs may be sold throughout the day on NYSE Arca through any brokerage account. There are restrictions on the minimum number of PowerShares DB Agriculture ETNs that you may redeem directly with Deutsche Bank AG, London Branch, as specified in the applicable pricing supplement. Ordinary brokerage commissions apply, and there are tax consequences in the event of sale, redemption or maturity of the PowerShares DB Agriculture ETNs. Sales in the secondary market may result in losses.

The PowerShares DB Agriculture ETNs are concentrated in agriculture commodity futures contracts. The market value of the PowerShares DB Agriculture ETNs may be influenced by many unpredictable factors, including, among other things, volatile agriculture prices, changes in supply and demand relationships, changes in interest rates, and monetary and other governmental actions. The PowerShares DB Agriculture ETNs are concentrated in a single commodity sector, are speculative and generally will exhibit higher volatility than commodity products linked to more than one commodity sector.

The PowerShares DB Agriculture Double Long ETN and PowerShares DB Agriculture Double Short ETN are both leveraged investments. As such, they are likely to be more volatile than an unleveraged investment. There is also a greater risk of loss of principal associated with a leveraged investment than with an unleveraged investment.

PowerShares® is a registered trademark of Invesco PowerShares Capital Management LLC. Invesco PowerShares Capital Management LLC is an indirect, wholly owned subsidiary of Invesco Ltd.

An investor should consider the PowerShares DB Agriculture ETNs' investment objectives, risks, charges and expenses carefully before investing.

An investment in the PowerShares DB Agriculture ETNs involves risks, including possible loss of principal. For a description of the main risks, see "Risk Factors" in the applicable pricing supplement.

Not FDIC Insured – No Bank Guarantee – May Lose Value

© 2009 Invesco PowerShares Capital Management LLC P-DBAG-ETN-PC-1 07/09 powersharesetns.com | dbfunds.db.com/notes 800 983 0903 | 877 369 4617

Invesco PowerShares

powerSHARES
Xchange Traded Notes™

BDD PowerShares DB **Base Metals Double Long** ETN
BDG PowerShares DB **Base Metals Long** ETN
BOS PowerShares DB **Base Metals Short** ETN
BOM PowerShares DB **Base Metals Double Short** ETN

Filed pursuant to Rule 433
Registration Statement No. 333-162195
Dated Sept. 29, 2009
ETN & index data as of June 30, 2009

Description

The PowerShares DB Base Metals Double Long Exchange Traded Note (Symbol: BDD), PowerShares DB Base Metals Long Exchange Traded Note (Symbol: BDG), PowerShares DB Base Metals Short Exchange Traded Note (Symbol: BOS) and PowerShares DB Base Metals Double Short Exchange Traded Note (Symbol: BOM) (collectively, the "PowerShares DB Base Metals ETNs") are the first U.S. exchange-traded products that provide investors with a cost-effective and convenient way to take a long, short or leveraged view on the performance of base metals.

All of the PowerShares DB Base Metals ETNs are based on a total return version of the Deutsche Bank Liquid Commodity Index – Optimum Yield Industrial Metals™, which is composed of aluminum, copper and zinc futures contracts.

PowerShares DB Base Metals ETN & Index Data	
Ticker symbols	
Base Metals Double Long	BDD
Base Metals Long	BDG
Base Metals Short	BOS
Base Metals Double Short	BOM
Intraday indicative value symbols	
Base Metals Double Long	BDDIV
Base Metals Long	BDGIV
Base Metals Short	BOSIV
Base Metals Double Short	BOMIV
CUSIP symbols	
Base Metals Double Long	25154K841
Base Metals Long	25154K825
Base Metals Short	25154K833
Base Metals Double Short	25154K858
Details	
ETN price at initial listing	$25.00
Inception date	6/16/08
Maturity date	6/1/38
Yearly investor fee	0.75%
Listing exchange	NYSE Arca
Index symbol	DBBMIX
Issuer	
Deutsche Bank AG, London Branch	
Long-term Unsecured Obligations	

Index History[1] (Growth of $10,000 since July 31, 2006)
BDD (Index +2x levered) BDG (Index +1x levered) BOS (Index -1x levered) BOM (Index -2x levered)


$30k
$20k
$10k
$0
'06
'07
'08
'09
$13,579
$13,289
$6,939
$3,356

ETN Performance & Index History (%)[1]

	1 Year	3 Year	5 Year	10 Year	ETN Inception
ETN Performance					
Base Metals Double Long	-69.66	–	–	–	-67.91
Base Metals Long	-38.48	–	–	–	-36.96
Base Metals Short	40.31	–	–	–	37.56
Base Metals Double Short	76.27	–	–	–	69.87
Index History					
Deutsche Bank Liquid Commodity Index – Optimum Yield Industrial Metals **+2x Levered**	-69.66	–	–	–	-67.91
Deutsche Bank Liquid Commodity Index – Optimum Yield Industrial Metals **+1x Levered**	-38.48	–	–	–	-36.96
Deutsche Bank Liquid Commodity Index – Optimum Yield Industrial Metals **-1x Levered**	40.31	–	–	–	37.56
Deutsche Bank Liquid Commodity Index – Optimum Yield Industrial Metals **-2x Levered**	76.27	–	–	–	69.87
Comparative Indexes[2]					
S&P 500	-26.21	–	–	–	-28.53
Barclays Capital U.S. Aggregate	6.05	–	–	–	6.33

Source: DB, Bloomberg

[1] Index history is for illustrative purposes only and does not represent actual PowerShares DB Base Metals ETN performance. The inception date of the Deutsche Bank Liquid Commodity Index - Optimum Yield Industrial Metals™ is July 12, 2006. Index history is based on a combination of the monthly returns from the Deutsche Bank Liquid Commodity Index – Optimum Yield Industrial Metals Excess Return™ (the "Base Metals Index") plus the monthly returns from the DB 3-Month T-Bill Index (the "T-Bill Index"), resetting monthly as per the formula applied to the PowerShares DB Base Metals ETNs, less the investor fee. The Base Metals Index is intended to reflect changes in the market value of certain futures contracts on aluminum, copper and zinc. The T-Bill Index is intended to approximate the returns from investing in 3-month United States Treasury bills on a rolling basis.

Index history does not reflect any transaction costs or expenses. Indexes are unmanaged, and you cannot invest directly in an index. **PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS.** For current index and PowerShares DB Base Metals ETN performance, go to dbfunds.db.com/notes.

powersharesetns.com | dbfunds.db.com/notes 800 983 0903 | 877 369 4617

BDD	PowerShares DB **Base Metals Double Long** ETN
BDG	PowerShares DB **Base Metals Long** ETN
BOS	PowerShares DB **Base Metals Short** ETN
BOM	PowerShares DB **Base Metals Double Short** ETN

Index data as of June 30, 2009

Volatility (%)[1,2]	Index +2x	Index +1x	Index -1x	Index -2x
1 Year	74.11	37.03	37.14	74.22

1-Year Historical Correlation[1,2]	Index +2x	Index +1x	Index -1x	Index -2x
S&P 500	0.408	0.408	-0.416	-0.416
Barclays Capital U.S. Aggregate	-0.090	-0.090	0.090	0.089

Annual Index Performance (%)[1]	Index +2x	Index +1x	Index -1x	Index -2x
2006	213.21	88.04	-47.97	-77.35
2007	-27.75	-11.59	17.10	27.01
2008	-75.81	-44.93	59.88	127.75
2009 YTD	55.59	26.34	-23.78	-43.92

What are the PowerShares DB Base Metals ETNs?

The PowerShares DB Base Metals ETNs are senior unsecured obligations issued by Deutsche Bank AG, London Branch that are linked to a total return version of the Deutsche Bank Liquid Commodity Index – Optimum Yield Industrial Metals™. The index is designed to reflect the performance of certain futures contracts on aluminum, copper and zinc.

Investors can buy and sell the PowerShares DB Base Metals ETNs at market price on the NYSE Arca exchange or receive a cash payment at the scheduled maturity or early redemption based on the performance of the index less investor fees. Investors may redeem the PowerShares DB Base Metals ETNs in blocks of no less than 200,000 securities and integral multiples of 50,000 securities thereafter, subject to the procedures described in the pricing supplement, which may include a fee of up to $0.03 per security.

Benefits & Risks of PowerShares DB Base Metals ETNs

ETNs are some of the more benefit-rich investment vehicles available in the marketplace today.

Benefits

- Leveraged and short notes
- Relatively low cost
- Intraday access
- Listed
- Transparent
- Tax treatment[3]

Risks

- Non-principal protected
- Leveraged losses
- Subject to an investor fee
- Limitations on repurchase
- Concentrated exposure
- Acceleration risk
- Credit risk of the issuer

[2] The S&P 500® Index is an unmanaged index used as a measurement of change in stock market conditions based on the performance of a specified group of common stocks. The Barclays Capital U.S. Aggregate Bond Index™ is an unmanaged index considered representative of the U.S. investment-grade, fixed-rate bond market. Correlation indicates the degree to which two investments have historically moved in the same direction and magnitude. Volatility is the annualized standard deviation of monthly index returns.

[3] Deutsche Bank AG, London Branch, Invesco PowerShares and their affiliates do not provide tax advice, and nothing contained herein should be construed to be tax advice. Please be advised that any discussion of U.S. tax matters contained herein (including attachments) (i) is not intended or written to be used, and cannot be used, by you for the purpose of avoiding U.S. tax-related penalties and (ii) was written to support the promotion or marketing of the transactions or matters addressed herein. Accordingly, you should seek advice based on your particular circumstances from an independent tax advisor.

Long, Short, and **Leveraged** exposure to commodities has never been easier.℠

Deutsche Bank AG, London Branch has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents filed by Deutsche Bank AG, London Branch for more complete information about the issuer and this offering. You may get these documents for free by visiting powersharesetns.com | dbfunds.db.com/notes or EDGAR on the SEC website at www.sec.gov. Alternatively, you may request a prospectus by calling 800.983.0903 | 877.369.4617, or you may request a copy from any dealer participating in this offering.

The PowerShares DB Base Metals ETNs are not suitable for all investors and should be utilized only by sophisticated investors who understand leverage risk and the consequences of seeking monthly leveraged investment results, and who intend to actively monitor and manage their investments. ***Investing in the ETNs is not equivalent to a direct investment in the index or index components because the current principal amount (the amount you invested) is reset each month, resulting in the compounding of monthly returns. The principal amount is also subject to the investor fee, which can adversely affect returns. The amount you receive at maturity (or upon an earlier repurchase) will be contingent upon each monthly performance of the index during the term of the securities.*** **There is no guarantee that you will receive at maturity, or upon an earlier repurchase, your initial investment back or any return on that investment. Significant adverse monthly performances for your securities may not be offset by any beneficial monthly performances.**

The PowerShares DB Base Metals ETNs are senior unsecured obligations of Deutsche Bank AG, London Branch, and the amount due on the PowerShares Base Metals ETNs is entirely dependent on Deutsche Bank AG, London Branch's ability to pay. The PowerShares Base Metals ETNs are riskier than ordinary unsecured debt securities and have no principal protection. Risks of investing in the PowerShares DB Base Metals ETNs include limited portfolio diversification, uncertain principal repayment, trade price fluctuations, illiquidity and leveraged losses. Investing in the PowerShares DB Base Metals ETNs is not equivalent to a direct investment in the index or index components. The investor fee will reduce the amount of your return at maturity or upon redemption of your PowerShares DB Base Metals ETNs even if the value of the relevant index has increased. If at any time the redemption value of the PowerShares DB Base Metals ETNs is zero, your investment will expire worthless. Deutsche Bank may accelerate the PowerShares DB Base Metals ETNs upon a regulatory event affecting the ability to hedge the PowerShares DB Base Metals ETNs.

The PowerShares DB Base Metals ETNs may be sold throughout the day on NYSE Arca through any brokerage account. There are restrictions on the minimum number of PowerShares DB Base Metals ETNs that you may redeem directly with Deutsche Bank AG, London Branch, as specified in the applicable pricing supplement. Ordinary brokerage commissions apply, and there are tax consequences in the event of sale, redemption or maturity of the PowerShares DB Base Metals ETNs. Sales in the secondary market may result in losses.

The PowerShares DB Base Metals ETNs are concentrated in aluminum, copper and zinc futures contracts. The market value of the PowerShares DB Base Metals ETNs may be influenced by many unpredictable factors, including, among other things, volatile base metal prices, changes in supply and demand relationships, changes in interest rates, and monetary and other governmental actions. The PowerShares DB Base Metals ETNs are concentrated in a single commodity sector, are speculative and generally will exhibit higher volatility than commodity products linked to more than one commodity sector.

The PowerShares DB Base Metals Double Long ETN and PowerShares DB Base Metals Double Short ETN are both leveraged investments. As such, they are likely to be more volatile than an unleveraged investment. There is also a greater risk of loss of principal associated with a leveraged investment than with an unleveraged investment.

PowerShares® is a registered trademark of Invesco PowerShares Capital Management LLC. Invesco PowerShares Capital Management LLC is an indirect, wholly owned subsidiary of Invesco Ltd.

An investor should consider the PowerShares DB Base Metals ETNs' investment objectives, risks, charges and expenses carefully before investing.

An investment in the PowerShares DB Base Metals ETNs involves risks, including possible loss of principal. For a description of the main risks, see "Risk Factors" in the applicable pricing supplement.

Not FDIC Insured – No Bank Guarantee – May Lose Value

© 2009 Invesco PowerShares Capital Management LLC P-DBBASEM-ETN-PC-1 07/09 powersharesetns.com | dbfunds.db.com/notes 800 983 0903 | 877 369 4617

Invesco PowerShares

PowerShares Xchange Traded Notes™

DYY PowerShares DB **Commodity Double Long** ETN
DPU PowerShares DB **Commodity Long** ETN
DDP PowerShares DB **Commodity Short** ETN
DEE PowerShares DB **Commodity Double Short** ETN

Filed pursuant to Rule 433
Registration Statement No. 333-162195
Dated Sept. 29, 2009

ETN & index data as of June 30, 2009

Description

The PowerShares DB Commodity Double Long Exchange Traded Note (Symbol: DYY), PowerShares DB Commodity Long Exchange Traded Note (Symbol: DPU), PowerShares DB Commodity Short Exchange Traded Note (Symbol: DDP) and PowerShares DB Commodity Double Short Exchange Traded Note (Symbol: DEE) (collectively, the "PowerShares DB Commodity ETNs") are the first U.S. exchange-traded products that provide investors with a cost-effective and convenient way to take a long, short or leveraged view on the performance of a broad-based commodity index.

All of the PowerShares DB Commodity ETNs are based on a total return version of the Deutsche Bank Liquid Commodity Index™. The Long and Double Long ETNs are based on the Optimum Yield™ version of the Index. The Short and Double Short ETNs are based on the standard version of the Index. Each index is composed of wheat, corn, light sweet crude oil, heating oil, gold and aluminum futures contracts.

PowerShares DB Commodity ETN & Index Data	
Ticker symbols	
Commodity Double Long	DYY
Commodity Long	DPU
Commodity Short	DDP
Commodity Double Short	DEE
Intraday indicative value symbols	
Commodity Double Long	DYYIV
Commodity Long	DPUIV
Commodity Short	DDPIV
Commodity Double Short	DEEIV
CUSIP symbols	
Commodity Double Long	25154H475
Commodity Long	25154H459
Commodity Short	25154H467
Commodity Double Short	25154H483
Details	
ETN price at initial listing	$25.00
Inception date	4/28/08
Maturity date	4/1/38
Yearly investor fee	0.75%
Listing exchange	NYSE Arca
Standard DB Commodity Index symbol	DBLCMACL
OY™ DB Commodity Index symbol	DBLCOYER
Issuer	
Deutsche Bank AG, London Branch	
Long-term Unsecured Obligations	

Index History[1] (Growth of $10,000 since May 31, 2006)
■ DYY (Index +2x levered) ■ DPU (Index +1x levered)


$40k
$30k
$20k
$10k
$0
'06
'07
'08
'09
$8,659
$5,514

Index History[1] (Growth of $10,000 since Jan. 30, 2004)
■ DDP (Index -1x levered) ■ DEE (Index -2x levered)


$10k
$8k
$6k
$4k
$2k
$0
'04
'05
'06
'07
'08
'09
$7,578
$3,830

ETN Performance & Index History (%)[1]	1 Year	3 Year	5 Year	10 Year	ETN Inception
ETN Performance					
Commodity Double Long	-78.88	–	–	–	-64.24
Commodity Long	-49.60	–	–	–	-34.97
Commodity Short	93.37	–	–	–	52.06
Commodity Double Short	228.43	–	–	–	104.66
Index History					
Deutsche Bank Liquid Commodity Index – Optimum Yield **+2x Levered**	-78.88	-13.27	–	–	-64.24
Deutsche Bank Liquid Commodity Index – Optimum Yield **+1x Levered**	-49.60	-2.09	–	–	-34.97
Deutsche Bank Liquid Commodity Index **-1x Levered**	93.37	3.50	-4.99	–	52.06
Deutsche Bank Liquid Commodity Index **-2x Levered**	228.43	-1.98	-16.53	–	104.66
Comparative Indexes[2]					
S&P 500	-26.21	-8.22	-2.24	–	-27.70
Barclays Capital U.S. Aggregate	6.05	6.43	6.43	–	4.42

Source: DB, Bloomberg

[1] Index history is for illustrative purposes only and does not represent actual PowerShares DB Commodity ETN performance. The inception date of the Deutsche Bank Liquid Commodity Index (DBLCI) is Jan. 12, 2004. The inception date of the Index's Optimum Yield version is May 24, 2006. Index history is based on a combination of the monthly returns from the relevant commodity index plus the monthly returns from the DB 3-Month T-Bill Index (the "T-Bill Index"), resetting monthly as per the formula applied to the PowerShares DB Commodity ETNs, less the investor fee. Index history for the Long and Double Long ETNs is based on the Deutsche Bank Liquid Commodity Index – Optimum Yield™, and index history for the Short and Double Short Commodity ETNs is based on the standard version of the Deutsche Bank Liquid Commodity Index (collectively, the "Commodity Indexes"). The Commodity Indexes are intended to reflect changes in the market value of certain commodity futures contracts based on crude oil, heating oil, corn, wheat, gold and aluminum. The T-Bill Index is intended to approximate the returns from investing in 3-month United States Treasury bills on a rolling basis.

Index history does not reflect any transaction costs or expenses. Indexes are unmanaged, and you cannot invest directly in an index. **PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS.** For current index and PowerShares DB Commodity ETN performance, go to dbfunds.db.com/notes.

powersharesetns.com | dbfunds.db.com/notes 800 983 0903 | 877 369 4617

DYY PowerShares DB **Commodity Double Long** ETN
DPU PowerShares DB **Commodity Long** ETN
DDP PowerShares DB **Commodity Short** ETN
DEE PowerShares DB **Commodity Double Short** ETN

Index data as of June 30, 2009

Volatility (%)[1,2]	Index +2x	Index +1x	Index -1x	Index -2x
1 Year	67.47	33.70	34.71	69.36
3 Year	52.42	26.24	27.27	54.66
5 Year	–	–	24.17	48.42

Historical Correlation[1,2]	Index +2x	Index +1x	Index -1x	Index -2x
3 Year				
S&P 500	0.259	0.260	–	–
Barclays Capital U.S. Aggregate	0.027	0.028	–	–
5 Year				
S&P 500	–	–	-0.206	-0.207
Barclays Capital U.S. Aggregate	–	–	-0.033	-0.034

Annual Index Performance (%)[1]	Index +2x	Index +1x	Index -1x	Index -2x
2004	–	–	-23.01	-43.51
2005	–	–	-12.77	-28.04
2006	26.64	16.05	-1.23	-8.55
2007	63.47	31.53	-24.82	-47.16
2008	-61.03	-31.45	43.59	81.90
2009 YTD	7.09	4.90	-5.36	-14.15

What are the PowerShares DB Commodity ETNs?

The PowerShares DB Commodity ETNs are senior unsecured obligations issued by Deutsche Bank AG, London Branch that are each linked to a total return version of a Deutsche Bank commodity index. The Long and Double Long ETNs are linked to the Deutsche Bank Liquid Commodity Index – Optimum Yield™, and the Short and Double Short ETNs are linked to the standard version of the Deutsche Bank Liquid Commodity Index. Both indexes are designed to reflect the performance of certain commodity futures contracts on crude oil, heating oil, corn, wheat, gold and aluminum.

Investors can buy and sell the PowerShares DB Commodity ETNs at market price on the NYSE Arca exchange or receive a cash payment at the scheduled maturity or early redemption based on the performance of the index less investor fees. Investors may redeem the PowerShares DB Commodity ETNs in blocks of no less than 200,000 securities and integral multiples of 50,000 securities thereafter, subject to the procedures described in the pricing supplement, which may include a fee of up to $0.03 per security.

Benefits & Risks of PowerShares DB Commodity ETNs

ETNs are some of the more benefit-rich investment vehicles available in the marketplace today.

Benefits

- Leveraged and short notes
- Relatively low cost
- Intraday access
- Listed
- Transparent
- Tax treatment[3]

Risks

- Non-principal protected
- Leveraged losses
- Subject to an investor fee
- Limitations on repurchase
- Concentrated exposure
- Credit risk of the issuer

[2] The S&P 500® Index is an unmanaged index used as a measurement of change in stock market conditions based on the performance of a specified group of common stocks. The Barclays Capital U.S. Aggregate Bond Index™ is an unmanaged index considered representative of the U.S. investment-grade, fixed-rate bond market. Correlation indicates the degree to which two investments have historically moved in the same direction and magnitude. Volatility is the annualized standard deviation of monthly index returns.

[3] Deutsche Bank AG, London Branch, Invesco PowerShares and their affiliates do not provide tax advice, and nothing contained herein should be construed to be tax advice. Please be advised that any discussion of U.S. tax matters contained herein (including attachments) (i) is not intended or written to be used, and cannot be used, by you for the purpose of avoiding U.S. tax-related penalties and (ii) was written to support the promotion or marketing of the transactions or matters addressed herein. Accordingly, you should seek advice based on your particular circumstances from an independent tax advisor.

Long, Short, and **Leveraged** exposure to commodities has never been easier.℠

Deutsche Bank AG, London Branch has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents filed by Deutsche Bank AG, London Branch for more complete information about the issuer and this offering. You may get these documents for free by visiting powersharesetns.com | dbfunds.db.com/notes or EDGAR on the SEC website at www.sec.gov. Alternatively, you may request a prospectus by calling 800.983.0903 | 877.369.4617, or you may request a copy from any dealer participating in this offering.

The PowerShares DB Commodity ETNs are not suitable for all investors and should be utilized only by sophisticated investors who understand leverage risk and the consequences of seeking monthly leveraged investment results, and who intend to actively monitor and manage their investments. ***Investing in the ETNs is not equivalent to a direct investment in the index or index components because the current principal amount (the amount you invested) is reset each month, resulting in the compounding of monthly returns. The principal amount is also subject to the investor fee, which can adversely affect returns. The amount you receive at maturity (or upon an earlier repurchase) will be contingent upon each monthly performance of the index during the term of the securities.*** **There is no guarantee that you will receive at maturity, or upon an earlier repurchase, your initial investment back or any return on that investment. Significant adverse monthly performances for your securities may not be offset by any beneficial monthly performances.**

The PowerShares DB Commodity ETNs are senior unsecured obligations of Deutsche Bank AG, London Branch, and the amount due on the PowerShares DB Commodity ETNs is dependent on Deutsche Bank AG, London Branch's ability to pay. The PowerShares DB Commodity ETNs are riskier than ordinary unsecured debt securities and have no principal protection. Risks of investing in the PowerShares DB Commodity ETNs include limited portfolio diversification, uncertain principal repayment, trade price fluctuations, illiquidity and leveraged losses. Investing in the PowerShares DB Commodity ETNs is not equivalent to a direct investment in the index or index components. The investor fee will reduce the amount of your return at maturity or upon redemption of your PowerShares DB Commodity ETNs even if the value of the relevant index has increased. If at any time the redemption value of the PowerShares DB Commodity ETNs is zero, your investment will expire worthless.

The PowerShares DB Commodity ETNs may be sold throughout the day on NYSE Arca through any brokerage account. There are restrictions on the minimum number of PowerShares DB Commodity ETNs that you may redeem directly with Deutsche Bank AG, London Branch, as specified in the applicable pricing supplement. Ordinary brokerage commissions apply, and there are tax consequences in the event of sale, redemption or maturity of the PowerShares DB Commodity ETNs. Sales in the secondary market may result in losses.

The PowerShares DB Commodity ETNs are concentrated in commodity futures contracts. The market value of the PowerShares DB Commodity ETNs may be influenced by many unpredictable factors, including, among other things, volatile prices, changes in supply and demand relationships, changes in interest rates, and monetary and other governmental actions.

The PowerShares DB Commodity Double Long ETN and PowerShares DB Commodity Double Short ETN are both leveraged investments. As such, they are likely to be more volatile than an unleveraged investment. There is also a greater risk of loss of principal associated with a leveraged investment than with an unleveraged investment.

PowerShares® is a registered trademark of Invesco PowerShares Capital Management LLC. Invesco PowerShares Capital Management LLC is an indirect, wholly owned subsidiary of Invesco Ltd.

An investor should consider the PowerShares DB Commodity ETNs' investment objectives, risks, charges and expenses carefully before investing.

An investment in the PowerShares DB Commodity ETNs involves risks, including possible loss of principal. For a description of the main risks, see "Risk Factors" in the applicable pricing supplement.

Not FDIC Insured – No Bank Guarantee – May Lose Value

© 2009 Invesco PowerShares Capital Management LLC P-DBCOMM-ETN-PC-1 07/09 powersharesetns.com | dbfunds.db.com/notes 800 983 0903 | 877 369 4617

Invesco PowerShares

powerSHARES®
Xchange Traded Notes™

Filed pursuant to Rule 433
Registration Statement No. 333-162195
Dated Sept. 29, 2009
ETN & index data as of June 30, 2009

OLO PowerShares DB **Crude Oil Long** ETN
SZO PowerShares DB **Crude Oil Short** ETN
DTO PowerShares DB **Crude Oil Double Short** ETN

Description

The PowerShares DB Crude Oil Long Exchange Traded Note (Symbol: OLO), PowerShares DB Crude Oil Short Exchange Traded Note (Symbol: SZO) and PowerShares DB Crude Oil Double Short Exchange Traded Note (Symbol: DTO) (collectively, the "PowerShares DB Crude Oil ETNs") are the first U.S. exchange-traded products that provide investors with a cost-effective and convenient way to take a long, short or leveraged view on the performance of an oil-based commodity index.

All of the PowerShares DB Crude Oil ETNs are based on a total return version of the Deutsche Bank Liquid Commodity Index – Oil, which is composed of certain crude oil futures contracts. The Long ETN is based on the Optimum Yield™ version of the Index, and the Short and Double Short ETNs are based on the standard version of the Index.

PowerShares DB Crude Oil ETN & Index Data	
Ticker symbols	
Crude Oil Long	OLO
Crude Oil Short	SZO
Crude Oil Double Short	DTO
Intraday indicative value symbols	
Crude Oil Long	OLOIV
Crude Oil Short	SZOIV
Crude Oil Double Short	DTOIV
CUSIP symbols	
Crude Oil Long	25154K866
Crude Oil Short	25154K874
Crude Oil Double Short	25154K809
Details	
ETN price at initial listing	$25.00
Inception date	6/16/08
Maturity date	6/1/38
Yearly investor fee	0.75%
Listing exchange	NYSE Arca
DB Optimum Yield Crude Oil™ Index	DBLCOCLT
DB Standard Crude Oil Index	DBRCLTR
Issuer	
Deutsche Bank AG, London Branch	
Long-term Unsecured Obligations	

Index History[1] (Growth of $10,000 since May 31, 2006)
OLO (Index +1x levered)


$30k
$20k
$10k
$0
$7,743
'06
'07
'08
'09

Index History[1] (Growth of $10,000 since Jan. 30, 2004)
SZO (Index -1x levered) DTO (Index -2x levered)


$10k
$8k
$6k
$4k
$2k
$0
$6,453
$1,707
'04
'05
'06
'07
'08
'09

ETN Performance & Index History (%)[1]	1 Year	3 Year	5 Year	10 Year	ETN Inception
ETN Performance					
Crude Oil Long	-52.05	–	–	–	-49.44
Crude Oil Short	109.88	–	–	–	100.64
Crude Oil Double Short	221.54	–	–	–	196.43
Index History					
Deutsche Bank Liquid Commodity Index – Optimum Yield Crude Oil **+1x Levered**	-52.05	-4.84	–	–	-49.44
Deutsche Bank Liquid Commodity Index – Oil **-1x Levered**	109.88	6.99	-6.94	–	100.64
Deutsche Bank Liquid Commodity Index – Oil **-2x Levered**	221.54	-5.52	-26.85	–	196.43
Comparative Indexes[2]					
S&P 500	-26.21	-8.22	-2.24	–	-28.53
Barclays Capital U.S. Aggregate	6.05	6.43	6.43	–	6.33

Source: DB, Bloomberg

[1] Index history is for illustrative purposes only and does not represent actual PowerShares DB Crude Oil ETN performance. The inception date of the Deutsche Bank Liquid Commodity Index – Oil is Jan. 12, 2004. The inception date of the Index's Optimum Yield version is May 24, 2006. Index history is based on a combination of the monthly returns from the relevant Commodity Index (as defined below) plus the monthly returns from the DB 3-Month T-Bill Index (the "T-Bill Index"), resetting monthly as per the formula applied to the PowerShares DB Crude Oil ETNs, less the investor fee. Index history for the Long ETN is based on the Deutsche Bank Liquid Commodity Index – Optimum Yield Crude Oil™, and index history for the Short and Double Short ETNs is based on the standard version of the Deutsche Bank Liquid Commodity Index – Light Crude™ (the "Commodity Indexes"). The Commodity Indexes are intended to reflect changes in the market value of certain crude oil futures contracts. The T-Bill Index is intended to approximate returns from investing in 3-month United States Treasury bills on a rolling basis.

Index history does not reflect any transaction costs or expenses. Indexes are unmanaged, and you cannot invest directly in an index. **PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS.** For current index and PowerShares DB Crude Oil ETN performance, go to dbfunds.db.com/notes.

powersharesetns.com | dbfunds.db.com/notes 800 983 0903 | 877 369 4617

OLO PowerShares DB **Crude Oil Long** ETN

SZO PowerShares DB **Crude Oil Short** ETN

DTO PowerShares DB **Crude Oil Double Short** ETN

Index data as of June 30, 2009

Volatility (%)[1,2]	Index +1x	Index -1x	Index -2x
1 Year	47.64	53.36	106.69
3 Year	35.81	41.13	82.29
5 Year	–	37.27	74.55

Historical Correlation[1,2]	Index +1x	Index -1x	Index -2x
3 Year			
S&P 500	0.214	–	–
Barclays Capital U.S. Aggregate	-0.040	–	–
5 Year			
S&P 500	–	-0.151	-0.152
Barclays Capital U.S. Aggregate	–	0.022	0.022

Annual Index Performance (%)[1]	Index +1x	Index -1x	Index -2x
2004	–	-38.56	-67.75
2005	–	-19.44	-41.25
2006	1.57	22.56	36.16
2007	38.05	-33.15	-61.35
2008	-41.23	69.02	129.54
2009 YTD	24.19	-19.74	-45.29

Deutsche Bank AG, London Branch has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents filed by Deutsche Bank AG, London Branch for more complete information about the issuer and this offering. You may get these documents for free by visiting powersharesetns.com | dbfunds.db.com/notes or EDGAR on the SEC website at www.sec.gov. Alternatively, you may request a prospectus by calling 800.983.0903 | 877.369.4617, or you may request a copy from any dealer participating in this offering.

The PowerShares DB Crude Oil ETNs are not suitable for all investors and should be utilized only by sophisticated investors who understand leverage risk and the consequences of seeking monthly leveraged investment results, and who intend to actively monitor and manage their investments. ***Investing in the ETNs is not equivalent to a direct investment in the index or index components because the current principal amount (the amount you invested) is reset each month, resulting in the compounding of monthly returns. The principal amount is also subject to the investor fee, which can adversely affect returns. The amount you receive at maturity (or upon an earlier repurchase) will be contingent upon each monthly performance of the index during the term of the securities.*** **There is no guarantee that you will receive at maturity, or upon an earlier repurchase, your initial investment back or any return on that investment. Significant adverse monthly performances for your securities may not be offset by any beneficial monthly performances.**

The PowerShares DB Crude Oil ETNs are senior unsecured obligations of Deutsche Bank AG, London Branch, and the amount due on the PowerShares DB Crude Oil ETNs is entirely dependent on Deutsche Bank AG, London Branch's ability to pay. The PowerShares factors, including, among other things, volatile oil prices, changes in supply and demand relationships, changes in interest rates, and monetary and other governmental actions. The PowerShares DB Crude Oil ETNs are concentrated in a single commodity sector, are speculative and generally will exhibit higher volatility than commodity products linked to more than one commodity sector.

What are the PowerShares DB Crude Oil ETNs?

The PowerShares DB Crude Oil ETNs are senior unsecured obligations issued by Deutsche Bank AG, London Branch that are linked to a total return version of a Deutsche Bank crude oil index. The Long ETN is linked to the Deutsche Bank Liquid Commodity Index – Optimum Yield Crude Oil™, and the Short and Double Short ETNs are linked to the standard version of the Deutsche Bank Liquid Commodity Index. Both indexes are designed to reflect the performance of certain crude oil futures contracts. The Optimum Yield™ version of the index attempts to minimize the negative effects of contango and maximize the positive effects of backwardation by applying flexible roll rules to pick a new futures contract when a contract expires. The standard version of the index, which does not attempt to minimize the negative effects of contango and maximize the positive effects of backwardation, uses static roll rules that dictate that an expiring futures contract must be replaced with a contract having a predefined expiration date.

Investors can buy and sell the PowerShares DB Crude Oil ETNs at market price on the NYSE Arca exchange or receive a cash payment at the scheduled maturity or early redemption based on the performance of the index less investor fees. Investors may redeem the PowerShares DB Crude Oil ETNs in blocks of no less than 200,000 securities and integral multiples of 50,000 securities thereafter, subject to the procedures described in the pricing supplement, which may include a fee of up to $0.03 per security.

Benefits & Risks of PowerShares DB Crude Oil ETNs

ETNs are some of the more benefit-rich investment vehicles available in the marketplace today.

Benefits

- Leveraged and short notes
- Relatively low cost
- Intraday access
- Listed
- Transparent
- Tax treatment[3]

Risks

- Non-principal protected
- Leveraged losses
- Subject to an investor fee
- Limitations on repurchase
- Concentrated exposure
- Acceleration risk
- Credit risk of the issuer

[2] The S&P 500® Index is an unmanaged index used as a measurement of change in stock market conditions based on the performance of a specified group of common stocks. The Barclays Capital U.S. Aggregate Bond Index™ is an unmanaged index considered representative of the U.S. investment-grade, fixed-rate bond market. Correlation indicates the degree to which two investments have historically moved in the same direction and magnitude. Volatility is the annualized standard deviation of monthly index returns.

[3] Deutsche Bank AG, London Branch, Invesco PowerShares and their affiliates do not provide tax advice, and nothing contained herein should be construed to be tax advice. Please be advised that any discussion of U.S. tax matters contained herein (including attachments) (i) is not intended or written to be used, and cannot be used, by you for the purpose of avoiding U.S. tax-related penalties and (ii) was written to support the promotion or marketing of the transactions or matters addressed herein. Accordingly, you should seek advice based on your particular circumstances from an independent tax advisor.

Long, Short, and **Leveraged** exposure to commodities has never been easier.℠

DB Crude Oil ETNs are riskier than ordinary unsecured debt securities and have no principal protection. Risks of investing in the PowerShares DB Crude Oil ETNs include limited portfolio diversification, uncertain principal repayment, trade price fluctuations, illiquidity and leveraged losses. Investing in the PowerShares DB Crude Oil ETNs is not equivalent to a direct investment in the index or index components. The investor fee will reduce the amount of your return at maturity or upon redemption of your PowerShares DB Crude Oil ETNs even if the value of the relevant index has increased. If at any time the redemption value of the PowerShares DB Crude Oil ETNs is zero, your investment will expire worthless. Deutsche Bank may accelerate the PowerShares DB Crude Oil ETNs upon a regulatory event affecting the ability to hedge the PowerShares DB Crude Oil ETNs.

The PowerShares DB Crude Oil ETNs may be sold throughout the day on NYSE Arca through any brokerage account. There are restrictions on the minimum number of PowerShares DB Crude Oil ETNs that you may redeem directly with Deutsche Bank AG, London Branch, as specified in the applicable pricing supplement. Ordinary brokerage commissions apply, and there are tax consequences in the event of sale, redemption or maturity of the PowerShares DB Crude Oil ETNs. Sales in the secondary market may result in losses.

The PowerShares DB Crude Oil ETNs are concentrated in crude oil futures contracts. The market value of the PowerShares DB Crude Oil ETNs may be influenced by many unpredictable factors, including, among other things, volatile oil prices, changes in supply and demand relationships, changes in interest rates, and monetary and other governmental actions. The PowerShares DB Crude Oil ETNs are concentrated in a single commodity sector, are speculative and generally will exhibit higher volatility than commodity products linked to more than one commodity sector.

The PowerShares DB Crude Oil Double Short ETN is a leveraged investment. As such, it is likely to be more volatile than an unleveraged investment. There is also a greater risk of loss of principal associated with a leveraged investment than with an unleveraged investment.

PowerShares® is a registered trademark of Invesco PowerShares Capital Management LLC. Invesco PowerShares Capital Management LLC is an indirect, wholly owned subsidiary of Invesco Ltd.

An investor should consider the PowerShares DB Crude Oil ETNs' investment objectives, risks, charges and expenses carefully before investing.

An investment in the PowerShares DB Crude Oil ETNs involves risks, including possible loss of principal. For a description of the main risks, see "Risk Factors" in the applicable pricing supplement.

Not FDIC Insured – No Bank Guarantee – May Lose Value

© 2009 Invesco PowerShares Capital Management LLC

P-DBCRUDE-ETN-PC-1 07/09 powersharesetns.com | dbfunds.db.com/notes 800 983 0903 | 877 369 4617

Invesco PowerShares

PowerShares Xchange Traded Notes™

Filed pursuant to Rule 433
Registration Statement No. 333-162195
Dated Sept. 29, 2009
ETN & index data as of June 30, 2009

DGP PowerShares DB **Gold Double Long** ETN
DGZ PowerShares DB **Gold Short** ETN
DZZ PowerShares DB **Gold Double Short** ETN

Description

The PowerShares DB Gold Double Long Exchange Traded Note (Symbol: DGP), PowerShares DB Gold Short Exchange Traded Note (Symbol: DGZ) and PowerShares DB Gold Double Short Exchange Traded Note (Symbol: DZZ) (collectively, the "PowerShares DB Gold ETNs") are the first exchange-traded products that provide investors with a cost-effective and convenient way to take a short or leveraged view on the performance of gold.

All of the PowerShares DB Gold ETNs are based on a total return version of the Deutsche Bank Liquid Commodity Index – Optimum Yield Gold™.

PowerShares DB Gold ETN & Index Data	
Ticker symbols	
Gold Double Long	DGP
Gold Short	DGZ
Gold Double Short	DZZ
Intraday indicative value symbols	
Gold Double Long	DGPIV
Gold Short	DGZIV
Gold Double Short	DZZIV
CUSIP symbols	
Gold Double Long	25154H749
Gold Short	25154H731
Gold Double Short	25154H756
Details	
ETN price at initial listing	$25.00
Inception date	2/27/08
Maturity date	2/15/38
Yearly investor fee	0.75%
Listing exchange	NYSE Arca
Index symbol	DGLDIX
Issuer	
Deutsche Bank AG, London Branch	
Long-term Unsecured Obligations	

Index History[1] (Growth of $10,000 since July 31, 2006)



DGP (Index +2x levered)
DGZ (Index -1x levered)
DZZ (Index -2x levered)
$30k
$20k
$10k
$0
'06
'07
'08
'09
$13,600
$7,638
$4,741

ETN Performance & Index History (%)[1]

	1 Year	3 Year	5 Year	10 Year	ETN Inception
ETN Performance					
Gold Double Long	-13.63	–	–	–	-18.25
Gold Short	-6.66	–	–	–	-1.19
Gold Double Short	-19.95	–	–	–	-9.06
Index History					
Deutsche Bank Liquid Commodity Index – Optimum Yield Gold **+2x Levered**	-13.63	16.68	–	–	-18.25
Deutsche Bank Liquid Commodity Index – Optimum Yield Gold **-1x Levered**	-6.66	-10.93	–	–	-1.19
Deutsche Bank Liquid Commodity Index – Optimum Yield Gold **-2x Levered**	-19.95	-25.82	–	–	-9.06
Comparative Indexes[2]					
S&P 500	-26.21	-8.22	–	–	-22.26
Barclays Capital U.S. Aggregate	6.05	6.43	–	–	3.96

Source: DB, Bloomberg

[1] Index history is for illustrative purposes only and does not represent actual PowerShares DB Gold ETN performance. The inception date of the Deutsche Bank Liquid Commodity Index - Optimum Yield Gold™ is May 24, 2006. Index history is based on a combination of the monthly returns from the Deutsche Bank Liquid Commodity Index – Optimum Yield Gold Excess Return™ (the "Gold Index") plus the monthly returns from the DB 3-Month T-Bill Index (the "T-Bill Index"), resetting monthly as per the formula applied to the PowerShares DB Gold ETNs, less the investor fee. The Gold Index is intended to reflect changes in the market value of certain gold futures contracts and is comprised of a single unfunded gold futures contract. The T-Bill Index is intended to approximate the returns from investing in 3-month United States Treasury bills on a rolling basis.

Index history does not reflect any transaction costs or expenses. Indexes are unmanaged, and you cannot invest directly in an index. **PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS.** For current index and PowerShares DB Gold ETN performance, go to dbfunds.db.com/notes.

powersharesetns.com | dbfunds.db.com/notes 800 983 0903 | 877 369 4617

DGP PowerShares DB **Gold Double Long** ETN
DGZ PowerShares DB **Gold Short** ETN
DZZ PowerShares DB **Gold Double Short** ETN

Index data as of June 30, 2009

Volatility (%)[1,2]	Index +2x	Index -1x	Index -2x
1 Year	61.71	30.94	61.83
3 Year	42.97	21.48	42.99

3-Year Historical Correlation[1,2]	Index +2x	Index -1x	Index -2x
S&P 500	0.007	-0.003	-0.004
Barclays Capital U.S. Aggregate	0.300	-0.297	-0.298

Annual Index Performance (%)[1]	Index +2x	Index -1x	Index -2x
2006	36.10	-13.51	-31.15
2007	55.01	-17.62	-36.18
2008	-6.08	-9.59	-25.60
2009 YTD	6.87	-6.00	-13.03

What are the PowerShares DB Gold ETNs?

The PowerShares DB Gold ETNs are senior unsecured obligations issued by Deutsche Bank AG, London Branch that are linked to a total return version of the Deutsche Bank Liquid Commodity Index – Optimum Yield Gold™. The Index is designed to reflect the performance of certain gold futures contracts.

Investors can buy and sell the PowerShares DB Gold ETNs at market price on the NYSE Arca exchange or receive a cash payment at the scheduled maturity or early redemption based on the performance of the index less investor fees. Investors may redeem the PowerShares DB Gold ETNs in blocks of no less than 200,000 securities and integral multiples of 50,000 securities thereafter, subject to the procedures described in the pricing supplement, which may include a fee of up to $0.03 per security.

Benefits & Risks of PowerShares DB Gold ETNs

ETNs are some of the more benefit-rich investment vehicles available in the marketplace today.

Benefits

- Leveraged and short notes
- Relatively low cost
- Intraday access
- Listed
- Transparent
- Tax treatment[3]

Risks

- Non-principal protected
- Leveraged losses
- Subject to an investor fee
- Limitations on repurchase
- Concentrated exposure
- Credit risk of the issuer

[2] The S&P 500® Index is an unmanaged index used as a measurement of change in stock market conditions based on the performance of a specified group of common stocks. The Barclays Capital U.S. Aggregate Bond Index™ is an unmanaged index considered representative of the U.S. investment-grade, fixed-rate bond market. Correlation indicates the degree to which two investments have historically moved in the same direction and magnitude. Volatility is the annualized standard deviation of monthly index returns.

[3] Deutsche Bank AG, London Branch, Invesco PowerShares and their affiliates do not provide tax advice, and nothing contained herein should be construed to be tax advice. Please be advised that any discussion of U.S. tax matters contained herein (including attachments) (i) is not intended or written to be used, and cannot be used, by you for the purpose of avoiding U.S. tax-related penalties and (ii) was written to support the promotion or marketing of the transactions or matters addressed herein. Accordingly, you should seek advice based on your particular circumstances from an independent tax advisor.

Long, Short, and **Leveraged** exposure to commodities has never been easier.℠

Deutsche Bank AG, London Branch has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents filed by Deutsche Bank AG, London Branch for more complete information about the issuer and this offering. You may get these documents for free by visiting powersharesetns.com | dbfunds.db.com/notes or EDGAR on the SEC website at www.sec.gov. Alternatively, you may request a prospectus by calling 800.983.0903 | 877.369.4617, or you may request a copy from any dealer participating in this offering.

The PowerShares DB Gold ETNs are not suitable for all investors and should be utilized only by sophisticated investors who understand leverage risk and the consequences of seeking monthly leveraged investment results, and who intend to actively monitor and manage their investments. *Investing in the ETNs is not equivalent to a direct investment in the index or index components because the current principal amount (the amount you invested) is reset each month, resulting in the compounding of monthly returns. The principal amount is also subject to the investor fee, which can adversely affect returns. The amount you receive at maturity (or upon an earlier repurchase) will be contingent upon each monthly performance of the index during the term of the securities.* **There is no guarantee that you will receive at maturity, or upon an earlier repurchase, your initial investment back or any return on that investment. Significant adverse monthly performances for your securities may not be offset by any beneficial monthly performances.**

The PowerShares DB Gold ETNs are senior unsecured obligations of Deutsche Bank AG, London Branch, and the amount due on the PowerShares DB Gold ETNs is dependent on Deutsche Bank AG, London Branch's ability to pay. The PowerShares DB Gold ETNs are riskier than ordinary unsecured debt securities and have no principal protection. Risks of investing in the PowerShares DB Gold ETNs include limited portfolio diversification, uncertain principal repayment, trade price fluctuations, illiquidity and leveraged losses. Investing in the PowerShares DB Gold ETNs is not equivalent to a direct investment in the index or index components. The investor fee will reduce the amount of your return at maturity or upon redemption of your PowerShares DB Gold ETNs even if the value of the relevant index has increased. If at any time the redemption value of the PowerShares DB Gold ETNs is zero, your investment will expire worthless.

The PowerShares DB Gold ETNs may be sold throughout the day on NYSE Arca through any brokerage account. There are restrictions on the minimum number of PowerShares DB Gold ETNs that you may redeem directly with Deutsche Bank AG, London Branch, as specified in the applicable pricing supplement. Ordinary brokerage commissions apply, and there are tax consequences in the event of sale, redemption or maturity of the PowerShares DB Gold ETNs. Sales in the secondary market may result in losses.

The PowerShares DB Gold ETNs are concentrated in gold. The market value of the PowerShares DB Gold ETNs may be influenced by many unpredictable factors, including, among other things, volatile gold prices, changes in supply and demand relationships, changes in interest rates, and monetary and other governmental actions. The PowerShares DB Gold ETNs are concentrated in a single commodity sector, are speculative and generally will exhibit higher volatility than commodity products linked to more than one commodity sector.

The PowerShares DB Gold Double Long ETN and PowerShares DB Gold Double Short ETN are both leveraged investments. As such, they are likely to be more volatile than an unleveraged investment. There is also a greater risk of loss of principal associated with a leveraged investment than with an unleveraged investment.

PowerShares® is a registered trademark of Invesco PowerShares Capital Management LLC. Invesco PowerShares Capital Management LLC is an indirect, wholly owned subsidiary of Invesco Ltd.

An investor should consider the PowerShares DB Gold ETNs' investment objectives, risks, charges and expenses carefully before investing.

An investment in the PowerShares DB Gold ETNs involves risks, including possible loss of principal. For a description of the main risks, see "Risk Factors" in the applicable pricing supplement.

Not FDIC Insured – No Bank Guarantee – May Lose Value

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